                                                                    Exhibit 23.2




INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of dELiA*s Corp. on Form S-3 of our report dated March 30, 1999 (April 14, 1999 as to Note 1 sentences two and three) relating to dELiA*s Inc.'s consolidated financial statements for the fiscal year ended January 31, 1999 appearing in the Annual Report on Form 10-K of dELiA*s Corp. for the fiscal year ended February 3, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
June 5, 2001